UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2019

SS&C TECHNOLOGIES HOLDINGS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-34675	71-0987913
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 Lamberton Road, Windsor, CT	06095
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 298-4500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

This Current Report on Form 8-K is filed by SS&C Technologies Holdings, Inc., a Delaware corporation (the “Parent”), in connection with the matters described herein.

Item 1.01	Entry into a Material Definitive Agreement.

Overview

On March 28, 2019, the Parent’s wholly-owned subsidiary, SS&C Technologies, Inc., a Delaware corporation (the “Issuer”), issued $2.0 billion aggregate principal amount of 5.500% Senior Notes due 2027 (the “Notes”), at a price equal to 100% of their face value, pursuant to an indenture, dated as of March 28, 2019 (the “Indenture”), among the Issuer, the Parent, the other guarantors party thereto and Wilmington Trust, National Association, as trustee. The Notes are guaranteed by the Parent and the subsidiaries of the Parent that guarantee the Issuer’s obligations under its existing senior secured credit facilities (together with the Parent, the “Guarantors”), on a full and unconditional basis.

The Notes were offered and sold in a private placement sale in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons pursuant to Regulation S under the Securities Act.

The description in this Current Report on Form 8-K of the Indenture and the Notes is not intended to be a complete description of those documents and the description is qualified in its entirety by the full text of those documents, which are attached as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Indenture and the Notes

The following is a brief description of the material provisions of the Indenture and the Notes.

The Notes will mature on September 30, 2027. Interest on the Notes will accrue at the rate of 5.500% per annum and will be payable semiannually in arrears on March 30 and September 30 of each year, commencing on September 30, 2019.

Guaranties. The obligations of the Issuer under the Indenture and the Notes are guaranteed, jointly and severally, by the Parent and all of its existing and future domestic restricted subsidiaries that guarantee the Issuer’s existing senior secured credit facilities or certain other indebtedness.

Ranking. The Notes are the Issuer’s senior unsecured obligations and rank equal in right of payment with the Issuer’s existing and future senior unsecured indebtedness. The guarantees of the Notes are senior unsecured obligations of the Guarantors and rank equal in right of payment with all existing and future senior unsecured indebtedness of the Guarantors. The Notes are effectively subordinated to any of the Issuer’s liabilities that are secured, including borrowings under its existing senior secured credit facilities, to the extent of the value of the assets securing these liabilities and to all liabilities of our subsidiaries that do not guarantee the Notes.

Optional Redemption. At any time prior to March 30, 2022, the Issuer may, at its option, redeem the Notes, in whole or in part, at a price equal to 100% of the principal amount of the Notes, plus an applicable “make-whole” premium, plus accrued and unpaid interest, if any, but not including, the date of redemption. On or after March 30, 2022, the Issuer may on one or more occasions redeem the Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest, if any, thereon to, but excluding, the date of redemption, if redeemed during the twelve-month period beginning on March 30 of each of the years indicated below:

Year	Optional Redemption Price
2022	104.125%
2023	102.750%
2024	101.375%
2025 and thereafter	100.000%

In addition, prior to March 30, 2022, the Issuer may, at its option, on one or more occasions, redeem up to 40% of the aggregate principal amount of Notes issued by it at a redemption price equal to 105.500% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, thereon to, but excluding, the date of redemption, with the net cash proceeds of one or more equity offerings; provided that at least 50% of the aggregate principal amount of Notes issued under the Indenture (giving effect to the issuance of any additional Notes) remains outstanding immediately after the occurrence of each such redemption; provided, further, that each such redemption occurs within 180 days of the date of closing of each such equity offering.

Mandatory Offer to Repurchase. If a change of control triggering event (as defined in the Indenture) occurs, the Issuer is required to offer to purchase from holders all or a portion of the Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the date of purchase, subject to certain conditions.

Certain Covenants. The Indenture contains covenants that limit, among other things and subject to certain exceptions, the Parent’s ability and the ability of certain of its subsidiaries, to:

•	incur additional indebtedness;

•	make certain investments;

•	sell assets, including capital stock of certain subsidiaries;

•	declare or pay dividends, repurchase or redeem stock or make other distributions to stockholders;

•	enter into transactions with our affiliates; and

•	incur liens.

 The Indenture also limits the ability of the Issuer and the Guarantors to merge or consolidate with or into, or sell substantially all of its respective assets to, another person.

If and for long as the Notes have an investment grade rating from any two of Standard & Poor’s Ratings Group, Inc., Moody’s Investors Service, Inc. or Fitch Ratings Inc. and no default under the Indenture has occurred and is continuing, certain of the covenants listed above will be suspended.

Events of Default. The Indenture also provides for certain customary events of default, including, among others, nonpayment of principal or interest, failure to pay final judgments in excess of a specified threshold, failure of a guarantee to remain in effect, bankruptcy and insolvency events, and cross acceleration, which would permit the principal, interest and other monetary obligations on all the then outstanding Notes to be declared due and payable immediately.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following documents are attached as exhibits to this Current Report on Form 8-K:

Exhibit Number	Description

4.1	Indenture, dated as of March 28, 2019, among SS&C Technologies, Inc., SS&C Technologies Holdings, Inc., the other guarantors party thereto and Wilmington Trust, National Association, as trustee.

4.2	Form of 5.500 % Senior Notes due 2027 (included in Exhibit 4.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SS&C TECHNOLOGIES HOLDINGS, INC.

Date: March 28, 2019	By:	/s/ Patrick J. Pedonti
Name: Patrick J. Pedonti
Senior Vice President and Chief Financial Officer